UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  July 26, 2005

Datameg Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

333-107715 (Commission File Number)	13-3134389 (IRS Employer Identification No.)

9 West Broadway, Suite 214, Boston MA (Address of Principal Executive Offices)	02127 (Zip Code)

(413) 642 0160

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On July 26, 2005, our Board of Directors formed three new committees and adopted charters for each new committee. The new committees that we formed are an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. Initially, Mark P. McGrath and William J. Mortimer, the two members of our Board, also will be the two members of each committee. Neither Mr. McGrath nor Mr. Mortimer qualifies as “independent” under Securities and Exchange Commission rules. We intend to have a sufficient number of independent directors before the internal control provisions under Section 404 of the Sarbanes-Oxley Act of 2002 become effective for companies quoted on the OTC Bulletin Board in 2006. At that time, we anticipate that our Board will appoint independent directors to each committee to bring each committee into compliance with its charter. Copies of the Audit Committee Charter, the Compensation Committee Charter and the Nominating and Corporate Governance Committee Charter are attached as Exhibits 99.1, 99.2 and 99.3 to this Current Report on Form 8-K, respectively.

Item 9.01—Financial Statements and Exhibits

Exhibit 99.1—Audit Committee Charter adopted on July 26, 2005

Exhibit 99.2—Compensation Committee Charter adopted on July 26, 2005

Exhibit 99.3—Nominating and Corporate Governance Committee Charter adopted on July 26, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Datameg Corporation

Date:  August 18, 2005

By: /s/    Mark P. McGrath

Mark P. McGrath,

Chairman